Exhibit 1.1

TUNGRAY TECHNOLOGIES INC

1,250,000 Class A Ordinary Shares

FORM OF UNDERWRITING AGREEMENT

April 18, 2024

US Tiger Securities, Inc. (“US Tiger”)

437 Madison Ave., 27th Floor

New York, NY 10022

As the representative of the several underwriters named in Schedule I hereto (the “Representative”)

Ladies and Gentlemen:

Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions in this agreement (the “Agreement”), to issue and sell to the several underwriters listed in Schedule I hereto (collectively, the “Underwriters”) an aggregate of 1,250,000 Class A ordinary shares (the “Firm Shares”) of par value $0.0001 per share of the Company (the “Class A Ordinary Shares”, and together with the Class B ordinary shares of the Company, collectively, the “Ordinary Shares”). At the option of the Underwriters, the Company agrees, subject to the terms and conditions herein, to issue and sell to the Underwriters up to an aggregate of 187,500 additional Class A Ordinary Shares (the “Option Shares”). The respective number of Shares to be purchased by each Underwriter is set forth opposite its name in Schedule I hereto. In addition, the Company has agreed to issue warrants to the Representative to purchase a number of Class A Ordinary Shares equal to five percent (5%) of the total number of shares of Class A Ordinary Shares offered and sold as contemplated herein (the “Representative’s Warrants”). The Firm Shares, the Option Shares, and the shares of Class A Ordinary Shares to be issued pursuant to the Representative’s Warrants are herein referred to collectively as the “Shares.”

Definitions

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means 9:30 AM New York State time on the date when the first time that sales of the Shares are made by the Underwriters.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business day” means a day on which the Nasdaq (as defined below) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

“Closing” refers to the closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement, as originally filed or as part of any amendment or supplement thereto, or filed with the Commission pursuant to Rule 424 under the Securities Act.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No. 333-270434), including a prospectus, registering the offer and sale of the Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Class A ordinary shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

1.             Representations and Warranties of the Company.

The Company hereby represents and warrants to, and agrees with, each Underwriter that:

(a)           Registration Statement.

(i)       The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement and any amendment or supplement thereto effective under the Securities Act on March 28, 2024. As of the date of this Agreement, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission. The Company has complied in all material respect with each request, if any, from the Commission for additional information.

(ii)       The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made by the Company with respect to the Underwriter Information (as defined below), all of which information was provided by the Representative for inclusion in the Prospectus.

(iii)       Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package and any post-effective amendment thereto, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by the Company with respect to the Underwriter Information (as defined below), all of which information was provided by the Representative for inclusion in the Pricing Disclosure Package.

(c)            Final Prospectus.

(i)       Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions furnished to the Company in writing with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Final Prospectus or any amendment thereof or supplement thereto. The parties hereto acknowledge and agree that such information furnished to the Company by the Representative consists solely of (A) the names of the Representative in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (B) the following sub-captions under “Underwriting” in the Final Prospectus: “Electronic Offer, Sale, and Distribution of Class A Ordinary Shares,” “Stabilization,” and “Selling Restrictions” (collectively, the “Underwriter Information”).

(ii)       Each of the Final Prospectus and any amendments or supplements thereto, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, complied and will comply with the Securities Act.

(d)           Preliminary Prospectuses.

(i)       Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii)       Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, complied in all material respects with the Securities Act.

(e)           Issuer Free Writing Prospectuses.

(i)       Each Issuer Free Writing Prospectus, when considered together with the Registration Statement, Preliminary Prospectus or Pricing Disclosure Package, or delivered prior to the delivery of the Final Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)       Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company (A) complies or will comply with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) does not conflict and will not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, including any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii)       The Company has filed, or will file, with the Commission, if any, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares. Each Bona Fide Electronic Road Show, when considered together with the Registration Statement, the Preliminary Prospectus or the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made as to the Underwriter Information.

(iv)       Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic Road Shows, if any, each furnished to the Representative before first use, the Company has not prepared, used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Representative, prepare, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic Road Show.

(f)            No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, and each Issuer Free Writing Prospectus (if any), the Company (including its agents and representatives) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(g)           Ineligible Issuer and Foreign Private Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer; the Company is (A) a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and (B) eligible to register the offer and sale of the Shares on Form F-1 adopted by the Commission.

(h)           EGC Status and Testing-the-Waters Communication.

(i)       From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ii)       The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(iii)       The Company has not distributed any Written Testing-the-Waters Communications other than those approved by the Representative with prior written consent. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the Closing Date and each Additional Closing Date in connection with the offering when the Final Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Due Authorization.

(i)       The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(ii)       The Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus, and the filing of the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(j)             Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations, which exceptions in subsections (i) and (ii) above are referred to as the “Enforceability Exceptions.”

(k)           Representative’s Warrants. Each of the Representative’s Warrants has been duly authorized and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to Enforceability Exceptions.

(l)            No Material Adverse Change. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development or event that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholder’s equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Change”); (ii) there has been no change in the share capital (other than the issuance of Class A Ordinary Shares upon the exercise or settlement, including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or material adverse change in the revenue, net current assets, net assets, short-term debt or long-term debt of the Company or any of its Subsidiaries, considered as one entity; (iii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries, considered as one entity; (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its Subsidiaries on any class of share capital, or no repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital; (v) neither the Company nor any of its Subsidiaries has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset; or (D) agreed to take any of the foregoing actions; and (vi) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(m)          Organization and Good Standing of the Company and its Subsidiaries.

(i)       The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (to the extent that good standing is recognized by such jurisdiction), and has all corporate power and authority necessary to own, lease or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The second amended and restated memorandum and articles of association of the Company to be adopted on the Closing Date, a form of which was filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following the closing of the offer and sale of the Shares on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; except for the adoption of the second amended and restated memorandum and articles of association of the Company on the Closing Date, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(ii)       Each of the Company’s direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act) (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified in Exhibit 21.1 to the Registration Statement. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent that good standing is recognized by the jurisdiction of its incorporation), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent that good standing is recognized by such jurisdiction). All of the currently effective constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(n)           Capitalization.

(i)       The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All of the outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized and, when issued and paid for as contemplated herein or pursuant to the exercise of the Representative’s Warrants, as the case may be, will be validly issued, fully paid and non-assessable. As of the date hereof, the Company has duly authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization” and “Description of Share Capital” and as of the Closing Date, the Company shall have the duly authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization” and “Description of Share Capital.”

(ii)       None of the outstanding ordinary shares or equity interests in the Company or the Subsidiaries was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, or any obligation of the Company to issue, any ordinary shares, or other equity interests in, the Company or any of its Subsidiaries. All of the outstanding ordinary shares of, or other equity interest in, each of the Company’s Subsidiaries (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”). There are no restrictions on the transfer of Ordinary Shares under the laws of the Cayman Islands or the United States, aside from those restrictions which are contained in the memorandum and articles of association of the Company and described in the Registration Statement, and other than with respect to Ordinary Shares that are “restricted securities” as defined under Rule 144 under the Securities Act and Ordinary Shares that are subject to the Lock-Up Agreement (as defined below).

(iii)       The Class A Ordinary Shares issuable upon exercise of the Representative’s Warrants (the “Warrant Shares”) will be duly authorized and validly reserved for issuance upon exercise of the Representative’s Warrants in a number sufficient to meet the exercise requirement thereunder and, when issued in accordance with the terms of the Representative’s Warrants, such Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any Liens (other than Liens incurred by the holder thereof), and the issuance of such Warrant Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. There are no restrictions on transfers of the Warrant Shares under the applicable laws, other than compliance with the United States federal and state securities laws.

(o)           No Violation or Default. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its Subsidiaries is: (i) in breach or violation of its business license, memorandum and articles of associations or similar constitutional or organizational documents, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or to which any property, right or asset of the Company or any of its Subsidiaries is subject; or (iii) in breach or violation of any applicable laws, statutes, rules, regulations, judgments, orders, decrees or writs, guidelines or notices of any court, arbitrator, governmental or regulatory authority, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries, or any of their respective properties, operations or assets (each a “Governmental Entity”) (including, but not limited to, any applicable laws or regulations concerning the dissemination of information over the Internet and user privacy protection), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Change.

(p)           No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Shares , (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (A) result in any breach or violation of the terms or provisions of the memorandum and articles of association or similar constitutional or organizational documents, as applicable, of the Company or any of its Subsidiaries; (B) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any Lien upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, ; or (C) result in the breach or violation of any law, statute, judgment, order, rule, decree or writ, regulation, guideline or notice of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, rights or assets, except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation, default, and Liens that would not, individually or in the aggregate, result in a Material Adverse Change.

(q)           No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any Governmental Entity is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (A) have already been obtained or made or will have been obtained or made by the effective date of the Registration Statement and are or will on such effective date be in full force and effect, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (B) may be required by the Financial Industry Regulatory Authority (“FINRA”), and (C) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Shares by the Underwriters.

(r)            Independent Accountants. Marcum Asia CPAs LLP, the Company’s current independent registered public accounting firm since December 16, 2022, and Friedman LLP, the Company’s former independent registered public accounting firm until December 16, 2022, both of which expressed their unqualified opinions with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, are independent registered public accounting firms with respect to the Company within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(s)           Financial Statements and Other Financial Data. The financial statements, together with the related notes and schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the related rules and regulations adopted by the Commission and present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of and at the balance sheet dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with the United States generally accepted accounting principles (the “GAAP”) applied on a consistent basis throughout the periods involved. The historical financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to the extent such historical financial data are extracted or derived from the consolidated financial statements and the related schedules and notes thereto have been duly extracted or derived from the consolidated financial statements and present fairly the information set forth therein on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The other financial data contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(t)            Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with the notes to consolidated financial statements for the six months ended June 30, 2023 and 2022 and the years ended December 31, 2022 and 2021, in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (iv) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(u)           Statistical and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company in good faith believes to be accurate and reliable, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(v)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w)           Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending, or to the Company’s knowledge, threatened or contemplated by the Governmental Entity to which the Company or any of its Subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its Subsidiaries is or may be the subject, except such that would not individually or in the aggregate result in a Material Adverse Change; and (ii) there are no such Actions known to the Company that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final Prospectus and are not so described; and there are no contracts, agreements, or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except such that would not individually or in the aggregate result in a Material Adverse Change.

(x)            Labor Disputes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no labor disturbance by or dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or contemplated, except such that would not individually or in the aggregate result in a Material Adverse Change; and the Company is not aware of any existing, threatened or contemplated labor disturbance by the employees of any of the principal customers and suppliers, except such that would not individually or in the aggregate result in a Material Adverse Change.

(y)           Intellectual Property Rights.

(i)       The Company and its Subsidiaries own, possess, have the full right to use all patents, patent applications, trademarks, service marks, trade names, trademark and service mark applications, domain names and other source indicators, copyrights and copyrightable works, technology and know-how, trade secrets, inventions, licenses, approvals, proprietary or confidential information and all other intellectual property and related proprietary rights, interests and protection (collectively, the “Intellectual Property Rights”) necessary to conduct their respective businesses in all applicable jurisdictions, or can acquire sufficient Intellectual Property Rights on reasonable terms necessary to conduct their respective businesses in all applicable jurisdictions.

(ii)       To the knowledge of the Company (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (B) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries (and neither the Company nor any of its Subsidiaries is otherwise aware of any such infringement, misappropriation, breach, default or other violation), except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Change; (C) there are no pending or threatened Actions by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (D) there are no pending or threatened Actions by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such Actions; (E) there are no pending or threatened Actions by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such Actions; and (F) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons.

(z)            Licenses and Permits.

(i)       The Company and its Subsidiaries possess all valid and current certificates, authorizations, approvals, licenses, permits, consents, and declarations (collectively, the “Authorizations”) issued by, and have made all declarations, amendments, supplements, reports and filings with, the appropriate local, provincial or state, national or federal or foreign regulatory agencies or bodies having jurisdiction over the Company and each of its Subsidiaries and their respective assets, rights and properties that are necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus;

(ii)       all such Authorizations, as provided in section 1(z)(i) hereof, are valid and in full force and effect and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Authorizations, and contain no burdensome restrictions or conditions; and

(iii)       neither the Company nor any of its Subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization, as provided in section 1(z)(i) hereof, or has any reason to believe that any such Authorization will not be renewed in the ordinary course.

(aa)          Title to Property. The Company and its Subsidiaries have good and marketable title to all material personal property, free and clear of all Liens, defects and imperfections of title; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, except such Liens, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(bb)         Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to make such payment or filing will not have Material Adverse Change, and to the best of the Company’s knowledge no tax deficiency has been determined adversely to the Company or any of its Subsidiaries by any tax authorities nor does the Company nor any of its Subsidiaries has any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries by any tax authorities. The charges, accruals and reserves on the books of the Company in respect of any income and other tax liability are adequate to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such consolidated financial statements. Any unpaid income and other tax liability of the Company for any years not finally determined have been accrued on the Company’s consolidated financial statements in accordance with U.S. GAAP. To the Company’s knowledge, all local and national governmental tax exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Cayman Islands, British Virgin Islands, Singapore, and the People’s Republic of China (the “PRC”).

(cc)          No Stamp or Transaction Taxes. Except as disclosed in the Registration Statement, no transaction, stamp, documentary, registration, issuance, transfer, or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Singapore, British Virgin Islands, the United States or the Cayman Islands or any political subdivision or taxing authority thereof in connection with:

(i)       the creation, allotment, and issuance of the Shares by the Company,

(ii)       the sale, transfer or delivery by the Company of the Shares to or for the respective accounts of the several Underwriters,

(iii)       the purchase from the Company and the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement, or

(iv)       the execution and delivery of and performance under this Agreement.

(dd)          Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC,” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, the “Code”) for its most recent taxable year, and the Company does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(ee)          Investment Company Act. Neither the Company nor any of its Subsidiaries is, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus will be, required to register as an “investment company” (as defined in the Investment Company Act).

(ff)          Insurance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and are customary for companies engaged in similar business, and to the Company’s knowledge all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(gg)          No Stabilization or Manipulation. None of the Company, its Subsidiaries, or any of their directors, officers, Affiliates, controlling persons or any person acting on its or any of their behalf (other than the Underwriters, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(hh)          No Sale, Issuance and Distribution of Shares. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii)           Compliance with the Sarbanes-Oxley Act. The Company and its Subsidiaries and their respective officers and directors, in their capacities as such, are and have been, since the time they were required to comply, in compliance with the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including but not limited to, Section 402 related to loans and Section 302 and Section 906 related to certifications and all applicable rules of the Nasdaq, to the extent that such compliance is required prior to the effectiveness of the Registration Statement.

(jj)           Internal Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries maintain a system of internal controls, including but not limited to, disclosure controls and procedures, “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, the “Internal Controls”) that comply with all the applicable laws and regulations, including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the Nasdaq and are designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company's Internal Controls are effective and the Company is not aware of any deficiency or material weaknesses in its Internal Controls. The Internal Controls upon the effectiveness of the Registration Statement will be overseen by the audit committee of the board of Directors of the Company (the “Audit Committee”) in accordance with the rules of the Nasdaq. Since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company's auditors and the Audit Committee of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the Internal Controls of the Company and its Subsidiaries; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the Internal Controls of the Company or its Subsidiaries; and (y) there have been no significant changes in the Internal Controls of the Company or its Subsidiaries or in other factors that could adversely affect such Internal Controls. Each of the deficiency, material weakness and other adverse events of the Internal Controls as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been duly and completely corrected and rectified. Each of the Company’s independent directors meets the criterial for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of the Nasdaq.

(kk)          Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to comply and complies with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures from time to time as required by Rule 13a-15(e) of the Exchange Act.

(ll)          Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)       Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship or transaction, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and their respective directors, officers, shareholders, sponsors, other Affiliates, customers or suppliers, or affiliates or family members of the foregoing persons, on the other hand.

(nn)         Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, payment, promise to pay or authorization or approval of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) made, offered, agreed, requested or take an act in furtherance of any unlawful payment, including without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, statute or regulation. The Company and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws, and have instituted and maintained and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws as well as the representations and warranties contained herein.

(oo)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), any other applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries and conduct business or their respective properties, rights and assets are subject to, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.

(pp)         Compliance with OFAC. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the best knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is or undertakes any business with an individual or entity (an “OFAC Person”) or is owned or controlled by an OFAC Person, (i) that is the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty's Treasury, the Swiss State Secretariat for Economic Affairs or the Swiss Directorate of International Law, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, or other relevant sanctions authority (collectively, “Sanctions”), and (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company and its Subsidiaries and their respective directors, officers, employees, agents, Affiliates or representatives will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (iii) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (iv) to fund or facilitate any activities or business in any Sanctioned Country or (v) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since their respective inception, the Company and its Subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions or with any Sanctioned Country, except for such that would not individually or in the aggregate result in a Material Adverse Change.

(qq)         Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except where the failure of any of the foregoing will not have a Material Adverse Change.

(rr)          Cybersecurity; Data Protection. To the best knowledge of the Company after due inquiry, the Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss)          Rated Securities. Neither the Company nor any of the Subsidiaries has any outstanding securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(tt)          Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, that are not described and filed as required.

(uu)          No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package and the Final Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented.

(vv)          No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its Subsidiaries owned or to be owned by such person or to require the Company or any of its Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being or to be registered pursuant to any registration statement files or to be filed by the Company or any of its subsidiaries under the Securities Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period referred to in Section 3(l) hereof. Each of the individuals and entities listed on Schedule III has furnished to the Representative on or prior to the date hereof such Lock-Up Agreement (as defined below) relating to sales and certain other dispositions of the Shares or certain other securities, in the form of Exhibit A hereto.

(ww)       Disclosure; Accurate Summaries. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Government Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Shares Eligible for Future Sale,” “Taxation,” and “Service of Process and Enforceability of Civil Liabilities,” insofar as they purport to summarize legal matters, agreements, documents or proceedings referred to therein, are accurate, complete and fair summaries of such laws, agreements, documents or proceedings. The share capital (including the Shares) conforms to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(xx)           Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and which is not so described.

(yy)         Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any material contract or agreement referred to or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or by any other party to any such contract or agreement.

(zz)          Ownership Structure. The description of the corporate structure of the Company, as set forth in the Pricing Disclosure Package, the Registration Statement and the Final Prospectus under the captions “Corporate History and Company Structure” and “Related Party Transactions,” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Pricing Disclosure Package, Registration Statement and the Final Prospectus.

(aaa)        Payments of Dividends. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from paying any dividends or making any other distribution on their respective share capital or similar ownership interest, from making or repaying any loans or advances to the Company or any of its Subsidiaries, or from transferring any of their respective properties or assets to the Company or any Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries that are wholly foreign-owned enterprises in the PRC may be converted into United States dollars that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Entity in such entity’s jurisdiction of incorporation or tax residence, and are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Entity.

(bbb)       No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to, or subject to, any contract, agreement or understanding (other than this Agreement) with any person that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offer and sale of the Shares; there are no any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, partners, employees, affiliates, agents or representatives that may affect the Underwriters’ compensation as determined by FINRA.

(ccc)        No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180 days immediately preceding the date that the Registration Statement was initially filed with the Commission.

(ddd)       Listing on Nasdaq. The Shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Shares on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Shares.

(eee)        Immunity; Choice of Law; Enforceability.

(i)        None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of Cayman Islands, British Virgin Islands, Singapore, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, British Virgin Islands, Singapore, the PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(ii)       The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Cayman Islands and will be honored by courts in Cayman Islands. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each Specified Court (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any Preliminary Prospectus, the Pricing Disclosure Package, the Final Prospectus, the Registration Statement, or the offering of the Shares in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(iii)       Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Cayman Islands, provided that such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Company is not aware of any reason why the enforcement in Cayman Islands of such a Specified Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands.

(fff)          Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(ggg)      PRC Representations and Warranties.

(i)       Definition. For the purposes of this Agreement, “CAC” means the Cyberspace Administration of China; “CSRC” means the China Securities Regulatory Commission; “CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Report” means the filing report of the Company in relation to the offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC as of November 14, 2023 pursuant to Article 13 of the CSRC Filing Rules; “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report); “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules; “Revised Cybersecurity Review Measures” means the Cybersecurity Review Measures, effective from February 15, 2022, promulgated by the CAC, together with certain other PRC governmental authorities (《网络安全审查办法》).

(ii)      Organization.

(A)       Tungray Industrial Automation (Shenzhen) Co., Ltd., Qingdao Tongri Electric Machines Co., Ltd., and Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd. are wholly foreign-owned enterprises (collectively, “WFOEs”) of the Company and, together with WFOEs’ subsidiaries listed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, have been duly organized and are validly existing as companies under the laws of the PRC, and their business licenses are in full force and effect; the WFOEs have been duly qualified as foreign invested enterprises with the following approvals and certificates: (A) Certificate of Filing and (B) Business License. 100% of the equity interests of the WFOEs and their subsidiaries are owned by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, and such equity interests are free and clear of all Liens; the articles of associations, the business licenses and other constituent documents of the WFOEs and their subsidiaries comply with the requirements of the applicable laws and regulations of the PRC and are in full force and effect; the WFOEs and their subsidiaries have full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of a material nature of or with any Governmental Entity having jurisdiction over the WFOEs and their subsidiaries or any of their properties required for the ownership or lease of property or asset by them and the conduct of their business in accordance with their registered business scopes and have the legal right and authority to own, use, lease and operate their properties and assets and to conduct their business in the manner presently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and the registered capital of the WFOEs and their subsidiaries have been fully paid in accordance with their articles of association and the applicable PRC laws and regulations.

(B)       Each of the WFOEs and their subsidiaries has legal and valid title to all of its properties and assets, free and clear of all Liens; each lease agreement to which it is a party is duly executed and delivered, and is valid, legally binding and enforceable; none of the WFOEs or their subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, which would, or could reasonably be expected, result in a Material Adverse Change.

(iii)      PRC Taxes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, including the risk factor set forth in “Risk Factors— If the Company is classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to the Company and its non-PRC shareholders,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC to any PRC taxing authority in connection with (A) the issuance, sale and delivery of the Shares to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Shares to purchasers thereof.

(iv)       Compliance with Overseas Investment and Listing Regulations. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each of the Company and its Subsidiaries has complied with, and has taken all reasonable steps to ensure each of its shareholders, option holders, directors, officers, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to comply with any existing and applicable rules and regulations of the relevant PRC Governmental Entity (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offerings and listings by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(v)        M&A. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations, or implementation rules in connection with or related thereto jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the SAFE on August 8, 2006 and as amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company confirms with the Underwriters:

(A)        Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, each of the Company and of its Subsidiaries has complied with all requirements and timely submitted all requisite filings in connection with the offering of the Shares (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by the Company or by directors and officers of the Company on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules;

(B)        Each of the CSRC Filings as of the time when it was made was complete, true and accurate and not misleading in any respect, and did not omit any information which would make the statements made therein, misleading in any respect;

(C)        Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and to the Company’s knowledge, (1) the Company and its Subsidiaries have complied and are presently in compliance with the explicit provisions of all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations that are material to the Company’s business operations, relating to the privacy and security of its information technology systems and data, confidentiality and archive administration (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws used in connection with their businesses and/or the offering of the Shares) (“Data Protection Laws”, and such data, “Data”) and to the protection of such IT systems and Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse ; (2) neither the Company nor any of its Subsidiaries is subject to any sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (3) neither the Company nor any of its Subsidiaries has received any investigation, inquiry, notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (4) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; (5) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (6) the Company and its Subsidiaries have adequate and effective internal control measures or systems consistent with applicable regulatory standards and customary industry practices to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT systems and any Data used, gathered or accessed, in connection with their businesses and/or the offering of the Shares, and there have been no material breaches, violations, outages, leakages or unauthorized uses of or accesses to same nor any incidents under internal review or investigations relating to the same; (7) neither the Company nor any of its Subsidiaries is expected to be classified as a “critical information infrastructure operator” under the Revised Cybersecurity Review Measure; (8) neither the Company nor any of its Subsidiaries has received any objection to the offering of the Shares or the transactions contemplated under this Agreement from the CSRC, the CAC or any governmental authority.

(D)        The CSRC has published the notification on the completion of the required filing procedures on November 14, 2023 for this offering, and such notification not having otherwise been rejected, withdrawn, revoked or invalidated.

(hhh)          Scheme or Arrangement with Shareholders. Neither the Company nor any of its affiliate is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. Neither the Company nor any of its affiliate is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

2.               Purchase; Payment.

(a)           Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i)       The Company agrees to issue and sell the Firm Shares to the several Underwriters; and

(ii)       The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(iii)       The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be US$4.675 per share (the “Purchase Price”).

(iv)       Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the third (3rd) Business Day following the date of this Agreement or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of VCL Law LLP or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of the Closing is called the “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

(b)           Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i)       the Company hereby agrees to issue and sell to the Underwriters the Option Shares, and the Underwriters shall have the option to purchase, severally and not jointly, in whole or in part, the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option Purchase Price”);

(ii)       the parties agree that the Underwriters may only exercise the Over-Allotment Option for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

(iii)       The Representative may exercise the Over-Allotment Option on behalf of the Underwriters at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day after effective date of the Registration Statement, by giving written notice to the Company (the “Over-Allotment Exercise Notice”). Each exercise date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date nor later than ten (10) business days after the date of such notice. On each day, if any, that the Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of the Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of the Option Shares to be purchased on such Additional Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of the Firm Shares. The Representative may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(iv)       The Over-Allotment Exercise Notice shall set forth:

(A)       the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised;

(B)       the Over-Allotment Option Purchase Price;

(C)       the names and denominations in which the Option Shares are to be registered; and

(D)       the applicable Additional Closing Date.

(v)       Payment for the Option Shares (the “Option Shares Payment”) shall be made, against delivery of the Option Shares to be purchased, by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative at least two (2) business day in advance of such payment at such other place on the same or such other date and time, as shall be mutually agreed (an “Additional Closing Date”). The Option Shares to be delivered to each Underwriter shall be delivered in book-entry form through the facilities of DTC, unless the Representative shall otherwise instruct, and in such denominations and registered in such names as the Representative may request in writing not later than two (2) business days prior to the Additional Closing Date.

(c)            Representative’s Warrants.  The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date, the Representative’s Warrants to purchase such number of Class A Ordinary Shares of the Company up to five percent (5%) of the Class A Ordinary Shares issued pursuant to this Agreement on such Closing Date. The Representative’s Warrants, in the form attached hereto as Exhibit G, shall be exercisable, in whole or in part, commencing after 180 days following the date of commencement of sales of the Offering and expiring on the five-year anniversary of the Closing Date at an initial exercise price per share of US$6.00, which is equal to one hundred and twenty percent (120%) of the initial public offering price. The Representative’s Warrants shall include a “cashless” exercise feature, shall be non-callable and non-cancellable. The holders of the Representative’s Warrants shall have the demand and piggy-back registration rights until expiration or until the Warrant Shares are eligible for resale pursuant to an exemption from registration as set forth in the Representative’s Warrants.

(d)           Public Offering. The Company understands that the Underwriters intend to make a public offering of their respective portion of the Shares as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any Affiliate of an Underwriter. The Company is further advised by the Representative that the Shares are to be offered to the public initially at US$5.00 per Share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of US$0.325 per Share under the Public Offering Price.

3.              Covenants of the Company. The Company, in addition to its other agreements and obligations hereunder, hereby covenants and agrees with each Underwriter as follows:

(a)           Filings with the Commission. The Company will:

(i)       prepare and file the Final Prospectus (in a form approved by the Representative and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii)       file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii)       file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b)           Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing or by email:

(i)       when the Registration Statement has become effective;

(ii)       when the Final Prospectus has been filed with the Commission;

(iii)       when any amendment to the Registration Statement has been filed or becomes effective;

(iv)       when any Rule 462(b) Registration Statement has been filed with the Commission;

(v)       when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed with the Commission or distributed;

(vi)       of (A) any request by the Commission for any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, or any Issuer Free Writing Prospectus, (B) the receipt of any comments from the Commission relating to the Registration Statement or (C) any other request by the Commission for any additional information;

(vii)       of (A) the issuance by any Governmental Entity (including the Commission) of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or (B) the initiation or threatening of any proceeding for that purpose or (C) the notice of proceedings pursuant to Section 8A of the Securities Act against the Company or related to this offering;

(viii)       of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(ix)       of the issuance by any governmental or regulatory authority or any order preventing of suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the initiation or threatening for that purpose; and

(x)       of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           Orders and Notices. The Company will use its best efforts to prevent the issuance of any order or notice described in Sections 3(b)(vii) or 3(b)(x); and, if any such order or notice is issued, will use its best efforts to obtain the lifting or removal of such order or notice as soon as possible.

(d)           Ongoing Compliance.

(i)            If during the Prospectus Delivery Period:

(A)       any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Final Prospectus so as not to include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) to a purchaser, be misleading; or

(B)       if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus so that the Final Prospectus as amended or supplemented will comply with applicable law; and

(ii)           if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A)       any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package so as to not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading; or

(B)       if any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, and such conflict or discrepancy is not updated and corrected in the Final Prospectus, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package so that the Pricing Disclosure Package as amended or supplemented will no longer conflict with the Registration Statement, or will comply with applicable law.

(iii)       Following the consummation of the offering, the Company shall use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(iv)       The Company shall comply with the PRC Overseas Investment and Listing Regulations, and shall cause its security holders that are Chinese residents or Chinese citizens, or that are directly or indirectly owned or controlled by Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(v)       The Company shall use its best efforts to rectify or cure any non-compliance, and implement and maintain content control and other measures in continuing compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection, except for any such non-compliance that would not, individually or in the aggregate, result in a Material Adverse Change.

(vi)      The Company shall continually comply with CSRC rules and regulations, including but not limited to reporting to the CSRC within fifteen (15) business days following the closing of the offering under this Agreement and shall promptly procure the Company’s directors, officers, employees, and to use its best efforts to procure its shareholders, external directors, agents, reporting accountants, legal counsels, and all relevant parties engaged by the Company in connection with the offering (including, without limitation, financial advisers, experts and other third parties) to cooperate fully with the Underwriters to facilitate the performance of their obligations and responsibilities under the CSRC Rules, and to use commercially best efforts to ensure that the Company and the “responsible persons thereof” (meaning the Company’s directors and officers) understand the potential liabilities which they may be subject to in the event that they fail to comply with the applicable rules and regulations.

(vii)      Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws and regulations (including, without limitation, the CSRC Rules) in relation to this offering, the Company shall promptly notify the CSRC or the relevant PRC governmental authority and provide it with such material information in accordance with the applicable laws and regulations, and the Company shall promptly notify the Underwriters of such material information (including, without limitation, the reporting to the CSRC after the completion of the offering) to the extent permitted by the applicable laws and regulations.

(e)            Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (A) any Rule 462(b) Registration Statement or (B) any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or (iii) distributing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement thereto for review and will not use, authorize, approve, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement thereto (A) to which the Representative reasonably objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act. The Company will file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any such supplements or amendments or prospectus as approved by the Representative required to be filed pursuant to such Rule; provided that, the Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            Delivery of Copies. The Company will deliver, without charge during the Prospectus Delivery Period, as many copies of the Pricing Disclosure Package and the Final Prospectus (including all amendments and supplements thereto or to the Registration Statement and each Issuer Free Writing Prospectus) as the Representative may reasonably request.

(g)            Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Company Lock-Up Period (as defined below).

(h)           Escrow Agreement. Concurrently with the execution and delivery of this Agreement, the Company will set up an escrow account with a third-party escrow agent approved by the Representative in the United States and will fund such account at Closing with US$500,000 from the proceeds of this offering that may be utilized by the Underwriters, subject to the terms of the escrow agreement to be entered into with the escrow agent, to fund any indemnification claims of the Underwriters or other Indemnified Persons pursuant to Section 7 arising during the six (6) month period following the closing of the offer and sale of the Shares. The escrow account will be interest bearing, and the Company may, with prior written notice to the Representative, invest the assets in low risk investments such as bonds, mutual funds and money market funds. All funds that are not subject to an indemnification claim will be returned to the Company after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

(i)       Blue Sky Compliance. The Company will use its best efforts, with the Underwriters’ cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will use its reasonable best efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j)       Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act) covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(k)       Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, unless otherwise permitted by applicable laws and regulations, and file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.

(l)       Company Lock-Up Period; Lock-Up Agreement with Certain Security Holders of the Company.

(i)       The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 90 days after the Closing Date (the “Company Lock-Up Period”), (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (B) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (C) complete any offering of debt securities of the Company, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution, or (D) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clauses (A)-(D) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

(ii)       The restrictions contained in Section 3(l)(i) shall not apply to (A) the Class A Ordinary Shares to be sold hereunder, (B) the issuance by the Company of Ordinary Shares upon the exercise of an outstanding stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Representative has been advised in writing, or (C) the issuance by the Company of any security under any equity compensation plan of the Company.

(iii)       On or prior to the date hereof and notwithstanding any other provision to the contrary, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit A (the “Lock-Up Agreement”) hereto from each of the Company’s executive officers, directors, security holders of 5% or more of the Class A Ordinary Shares or securities convertible into or exercisable for Ordinary Shares listed on Schedule III hereto, which provides that each of the individuals and entities listed on Schedule III agree not to, subject to certain exceptions provided therein in the Lock-Up Agreement, offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this offering, the Shares or certain other securities, for a period of 180 days (the “Insider Lock-Up Period”) after the effective date of the Registration Statement.

(m)          No Stabilization or Manipulation. None of the Company, its subsidiaries, other Affiliates or any person acting on behalf of any foregoing persons (other than the Underwriters, as to which no covenant is given) will take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(n)           Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an “investment company” (as defined in the Investment Company Act).

(o)           Transactions Affecting Disclosure to FINRA.

(i)       Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company confirms that there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any directors, officers and 5% securityholders of the Company with respect to the sale of the Shares or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Representative’s compensation, as determined by FINRA.

(ii)       Payments Within 180 Days. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or as approved by the Representatives in writing, the Company confirms that it has not made any direct or indirect payments (in cash, securities or otherwise) that are unreasonably higher than the prevailing market rate to: (A) any person, as a finder’s fee, consulting fee, investor relations’ fee, advisory fees or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing date of the Registration Statement, other than the payment to the Representative as provided herein in connection with the Offering.

(iii)       FINRA Affiliation. There is no (A) officer or director of the Company, (B) to the Company’s knowledge, the beneficial owner of 10% or more of any class of the Company’s securities or (C) to the Company’s knowledge, the beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the original filing of the Registration Statement that, in each case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(iv)       Information. All information provided by the Company in its FINRA Questionnaire to Representative’s Counsel specifically for use by Representative’s Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(p)           Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and registrar for its ordinary shares.

(q)           Reports. During the period when the Final Prospectus is required to be delivered under the Securities Act, the Company shall file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder. For the period of three years from the date of this Agreement, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports, financial statements, and definitive proxy statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, and from time to time as the Representative may reasonably request, such other information concerning the Company; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(r)            The Company agrees to instruct its transfer agent and registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Company Lock-Up Period and the Insider Lock-Up Period, unless with the prior written consent of the Representative on behalf of the Underwriters.

(s)            The Company agrees to indemnify and hold harmless the Underwriters against any stamp, issuance, registration, transaction, transfer, or other similar taxes or duties, including any interest and penalties, on the creation, issuance and sale of the Shares to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale of the Shares by the Underwriters) under, this Agreement. All payments to be made hereunder by the Company shall be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t)       The Company will use its best efforts to effect and maintain the listing of the Shares on the Nasdaq for at least three (3) years after the effective date of the Registration Statement, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. The Company shall use its best efforts to maintain the effectiveness of a registration statement and a current prospectus relating thereto for as long as the Representative’s Warrants remain outstanding. During any period when the Company fails to have maintained an effective registration statement or a current prospectus relating thereto, and a holder of the Representative’s Warrants desires to exercise such warrant and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall promptly file a registration statement registering the resale of the Warrant Shares within thirty (30) days and use its commercially reasonable efforts to have it declared effective by the Commission as soon as possible thereafter.

4.             [Reserved]

5.             Consideration; Expenses.

(a)       In consideration of the services to be provided for hereunder, the Company shall pay to the Representative on behalf of the Underwriters of the following compensation with respect to the Shares:

(i)       a commission equal to six and half percent (6.5%) of the aggregate gross proceeds received by the Company from the sale of the Shares in the offering;

(ii)       an accountable expense allowance of up to US$240,000 of which US$80,000 has been advanced to the Representative as cash retainer fee (the “Cash Retainer”). The Company has also paid the Representative US$80,000 upon the first public filing of the Registration Statement, and the remaining US$80,000 shall be paid to the Representative once the Registration Statement is declared effective by the Commission; provided, that the Company shall pay the accountable expense allowance regardless of whether the transactions contemplated by this Agreement are consummated or this Agreement is terminated. Notwithstanding the foregoing, any Cash Retainer or advance received by the Representative will be returned to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4); and

(iii)       a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares in the offering.

(b)            Company Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses incident to the authorization, issuance, sale, preparation, transfer and delivery of the Shares (including all printing and engraving costs), (ii) all costs and expenses, including any issue, transfer, stamp and other taxes in connection with the authorization, issuance, sale, preparation, transfer and delivery of the Shares to the Underwriters, (iii) all fees, disbursements and expenses of the Company's counsel (including local, overseas and special counsel), independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing or reproduction, and filing with the Commission of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, (v) all costs and expenses incurred in connection with the shipping and distribution (including postage, air freight charges and charges for packaging) of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, as may, in each case, be reasonably requested by the Underwriters or dealers for use in connection with the offer and sale of the Shares, (vi) all fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Shares for offer and sale under the securities laws of the several states of the United States or other jurisdictions as the Representative may request and the preparation, printing, producing and distribution of a Blue Sky or legal investment memorandum, including but not limited to, filing fees, fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (viii) all costs and expenses and application fees related to the registration of the shares of the Company under the Exchange Act and the listing of the shares of the Company, including the Shares, on Nasdaq, (ix) all costs and expenses incurred by the Company in connection with any Road Show presentation to potential investors, including, without limitation, expenses associated with the preparation or dissemination of any electronic Road Show, expenses associated with the production of Road Show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the Road Show presentations, and travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any aircraft chartered in connection with the Road Show, (x) the costs and charges of the transfer agent and the registrar for the share of the Company, (xi) all application fees, and fees, disbursements and expenses incurred in connection with any filing with, and clearance of the offering by FINRA; (xii) all reasonable fees and expenses incurred by the Underwriters, including the fees, expenses and disbursements of counsel for the Underwriters and any stamp duties, similar taxes, duties or other taxes, (xiii) the cost of printing certificates representing the Shares, the document production charges and expenses associated with printing this Agreement, and (xiv) all other expenses incident to the performance by the Company of its other obligations under this Agreement; provided, however, to the extent such expenses constitute reimbursement by the Company to the Representative, the aggregate of such amount shall not exceed $240,000.

6.             Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Firm Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Registration Compliance; No Stop Order.

(i)       The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii)       The Company shall have filed the Final Prospectus, any post-effective amendment and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 3(a) hereof.

(iii)       The Company shall have (A) disclosed to the Representative all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the satisfaction of the Representative.

(b)           Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c)           Accountants' Comfort Letters; CFO Certificates. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Marcum Asia CPAs LLP and Friedman LLP, independent public accountants, shall have furnished to the Representative, letters dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

On the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate of the Company's chief financial officer, dated the respective dates of their delivery and signed by the chief financial officer and addressed to the Underwriters, with respect to certain operating and financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representative (attached as Exhibit D hereto).

(d)           FINRA Clearance. On or before the Closing Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(e)           No Material Adverse Change. No event or condition of a type described in Section 1(l) hereof shall have occurred or shall exist, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares prior to or on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

(f)            Opinion and Negative Assurance Letter of U.S. Counsel to the Company. Robinson & Cole LLP, U.S. counsel to the Company, shall have furnished to the Representative its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in each case, in form and substance satisfactory to the Representative.

(g)            Opinion of Cayman Islands Counsel to the Company. Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(h)            Opinion of PRC Counsel to the Company. Han Kun Law Offices, PRC counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Company and dated the Closing Date or any Additional Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance satisfactory to the Representative (together with a consent letter, in form and substance satisfactory to the Representative, permitting the Company to provide a copy of such opinion to the Representative).

(i)            Opinion of Singapore Counsel to the Company. Shook Lin & Bok LLP, Singapore counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance satisfactory to the Representative.

(j)            Opinion and Negative Assurance Letter of Counsel to the Underwriters. VCL Law LLP, counsel to the Underwriters, shall have furnished to the Representative its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matters.

(k)           Opinion of PRC Counsel to the Underwriters. AllBright Law Offices, PRC counsel to the Underwriters, shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative.

(l)            Officer's Certificate. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate (as Exhibit E hereto), dated such date, signed by duly authorized executive officers of the Company who has specific knowledge of the Company's operating and financial matters and in form and substance satisfactory to the Representative, in each case confirming (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus are not so included, (vii) subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, and (viii) any other conditions deemed necessary for the closing of the Offering by the Underwriters’ counsel have been satisfied.

(m)          Secretary’s Certificate. At each of the Closing Date and any Additional Closing Date, the Representative shall have received a certificate (as Exhibit F) of the Company signed by the Chairman of the Board of Directors of the Company, dated the Closing Date and any Additional Closing Date (if such date is other than the Closing Date), certifying: (i) the currently effective memorandum and articles of association is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(n)           No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign Governmental Entity that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Shares.

(o)           Good Standing. The Representative shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or the applicable equivalent thereof in Cayman Islands) of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representative may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(p)           Lock-Up Agreement. The Lock-Up Agreement, in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule III relating to sales and certain other dispositions of the Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(q)            Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Shares shall have been approved for listing on Nasdaq, subject to only official notice of issuance.

(r)            If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(s)           Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Representative shall have received such information, opinions, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are satisfactory in form and substance to counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 5 and Section 10 hereof and except that the provisions of Section 7 and Section 8 hereof shall at all times be effective and shall survive any such termination.

7.              Indemnification.

(a)           Indemnification. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of any of the foregoing (each an “Underwriter Indemnified Party,” collectively the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any Road Show, or the Final Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, (ii) any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any of the CSRC Filings relating to or in connection with this offering, or any amendments or supplements thereto, (in each case, whether or not approved by the Underwriters or any of them), containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any jurisdiction, and reimburse each such Underwriter Indemnified Party for any legal or other out-of-pocket expenses incurred by such person in connection with any suit, action or proceeding or any claim asserted, whether or not such foregoing person is a party to any action or proceeding. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have; provided that the indemnity provided in this Section 7(a) shall not relate to any liability or claim based on the Underwriter Information.

(b)           Indemnification of the Company by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each officer who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party,” collectively the “Company Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 7(a) hereof; provided, however, that each Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to such Underwriter; it being understood and agreed that the only information furnished by the Underwriters to the Company in connection with the offering are their respective names. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall notify the Indemnifying Person thereof, the Indemnifying Person shall retain counsel satisfactory to the Indemnified Person (which counsel shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay all the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person has failed within a reasonable time to assume the defense or retain counsel satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them; or (v) the Indemnified Person has incurred such fees and expenses of the counsel retained by it in connection with any regulatory investigation or inquiry. Any firm for (i) any Underwriter Indemnified Party shall be designated in writing by the Representative; and (ii) the Company, its directors, its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company. For the avoidance of doubt, the Indemnifying Person shall be liable for all the fees and expenses of one firm (in addition to local counsel, if any) representing all Indemnified Persons designated as provided in the preceding sentence, except as prohibited by applicable laws.

(d)           Settlements. The Indemnifying Person under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any fees and expenses of counsel as contemplated by this Section 7, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent may not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

8.             Contribution. To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any and all legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Shares distributed by it exceeds the amount of any damages that such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I hereto.

For purposes of this Section 8, each Affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, and each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Section 7 and Section 8 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

The indemnity and contribution provisions contained in this Section 8 and Section 3(q) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, its directors, officers, employees, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

9.             Termination. Prior to the delivery of and payment for the Shares on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Underwriters by written notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in any over-the-counter market; (ii) trading generally on any of the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market, the Hong Kong Stock Exchange or other relevant exchanges or the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal, New York state, Singapore, the PRC, the British Virgin Islands or the Cayman Islands authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, Singapore, the PRC, the British Virgin Islands or the Cayman Islands; (v) there shall have occurred any outbreak or escalation of hostilities, or any change in the financial markets, currency exchange rates, or controls or any calamity or crisis or any change or development involving a prospective change in general economic, financial or political conditions that, as in the reasonable judgment of the Representative is material and adverse and which, singly or together with any other event specified in this clause (v) makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or Final Prospectus to enforce contracts for the sale of the Shares; (vi) the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representative interfere materially with the conduct of the business and operations of the Company and its Subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured; (vii) there has been, in the reasonable judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, any Material Adverse Change of the Company and the Subsidiaries considered as one enterprise, whether or not in the ordinary course of business.

Any termination pursuant to this Section 9 shall be without liability on the part of: (i) the Company to the Underwriters, except that the Company shall continue to be liable for the payment of actual expenses under Section 5 hereof; (ii) any Underwriter to the Company; or (iii) any party hereto to any other party. Notwithstanding the forgoing, the provisions of Section 7 and Section 8 hereof shall at all times be effective and shall survive any such termination.

10.            Reimbursement of the Underwriters’ Expenses. If (i) the Company fails to deliver the Shares to the Underwriters by reason of the termination of this Agreement by the Company pursuant to Section 9 hereof or (ii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, except for by terminating this Agreement, then the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel to the Underwriters) actually incurred by the Underwriters in connection with this Agreement and the applicable offering contemplated hereby in accordance with Section 5 hereof, subject to the maximum amount set forth in Section 5.

11.           Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties, covenants and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

12.            Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to the Underwriters:	US Tiger Securities, Inc.
437 Madison Ave., 27th Floor
New York, NY 10022
Email: lei.huang@ustigersecurities.com
Attention: Lei Huang

with a copy to:	VCL Law LLP
1945 Old Gallows Road, Suite 260
Vienna, VA 22182
Email: fliu@vcllegal.com
Attention: Fang Liu, Esq.

If to the Company:	Tungray Technologies Inc
#02-01, 31 Mandai Estate,
Innovation Place Tower 4
Singapore 729933
Email: Wanjun Yao
Attention: wanjun.yao@tungray.tech

with a copy to:	Robinson & Cole LLP
Chrysler East Building
666 Third Avenue, 20th Floor
New York, NY 10017
Email: mlampert@rc.com
awang@rc.com
Attention: Mitchell L. Lampert, Esq.
Anna Jinhua Wang, Esq.

Any party hereto may change the address or email address for receipt of communications by giving written notice to the others in accordance with this Section 12.

13.           Parties at Interest; Successors.

(a)           The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 7 and Section 8 hereof the controlling persons, partners, affiliates, directors, officers and employees referred to in such Sections and their respective successors, assignees, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

(b)           This Agreement shall be binding upon the Underwriters, the Company and their successors and assignees and any successor or assignee of any substantial portion of the Company’s and any of the Underwriters’ respective business and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

14.           Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

15.           Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

17.           Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, the offering of the Shares or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company irrevocably appoints Puglisi & Associates as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court in the City and County of New York, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any Related Proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

18.           Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consent to such relief and enforcement.

19.           Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of each judgment or order, and (ii) the rate of exchange in The City of New York at which an Underwriter on the date of receipt of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars within two business days following such Underwriter’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are less than the sum originally due to such Underwriter, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20.           Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

21.           No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests or transactions to the Company by virtue of any agency, fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby and the transactions contemplated under this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters arising from breach of fiduciary duty or an alleged breach of fiduciary duty, and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

22.           Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.           Effectiveness; Defaulting Underwriters.

(a)       This Agreement shall become effective upon the execution and delivery hereof by the parties hereto;

(b)       If, on the Closing Date or any Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that, in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 23 by an amount in excess of one-ninth (1/9) of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within thirty six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Final Prospectus or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Option Shares to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Additional Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c)           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

24.           Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

25.           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

26.           Section Headings. The headings of the Sections herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27.           Counterparts. This Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Tungray Technologies Inc

By:

Name:	Wanjun Yao

Title:	Chairman and Chief Executive Officer

Confirmed and accepted as of the date first above written:

US Tiger Securities, Inc.

Acting on behalf of itself and as the Representative of the several Underwriters

By:

Name:	Lei Huang

Title:	Chief Executive Officer

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to Be Purchased	Number of Option Shares to Be Purchased if the Maximum Over-Allotment Option Is Exercised

US Tiger Securities, Inc.	1,250,000	187,500

Total:	1,250,000	187,500

Schedule II

Pricing Information

Number of Firm Shares: 1,250,000

Number of Option Shares: 187,500

Public Offering Price per Firm Share: $4.00

Public Offering Price per Option Share: $4.00

Underwriting Discount per Firm Share: $0.26

Underwriting Discount per Option Share: $0.26

Schedule III

List of Lock-Up Parties

Lock-Up Party	Jurisdiction
Wanjun Yao	China
Wee Thuang Lee	Singapore
Lei Yao	Singapore
(Alex) Yuan Gong	China
Jingan Tang	Singapore
Kevin D. Vassily	United States
David Ping Li	United States
Weston Twigg	United States
Pegasus Technologies Holding Ltd.	British Virgin Islands
Pegasus Automation Ltd.	British Virgin Islands
Pegasus Automation Global Ltd.	British Virgin Islands
Enolios Ltd.	British Virgin Islands
YuChang Global Ltd.	British Virgin Islands
ChangYuan International Ltd.	British Virgin Islands
UXY Technology Ltd.	British Virgin Islands
WG5 Group Ltd.	British Virgin Islands
HuiTec. Ltd.	British Virgin Islands

Exhibit A

Form of Lock-Up Agreement

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

As the representative of the several underwriters

Ladies and Gentlemen:

The undersigned understands that US Tiger Securities, Inc (the “Representative”) proposes to enter into an underwriting agreement dated [•], 2024 (the “Underwriting Agreement”) with Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), providing for the initial public offering by the several underwriters (the “Underwriters”) in the United States (the “Initial Public Offering”) of a certain number of Class A ordinary shares, par value $0.0001 per share, of the Company (the “Shares”).

To induce the Underwriters to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, he or she (as a director, officer and a 5% or greater security holder) during the Insider Lock-Up Period will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into a transaction which would have the same effect, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriters in connection with, as the case may be, (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Lock-up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy upon the death of the directors, officers or greater than 5% security holders or to an immediate family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any share options or Shares of the Company underlying share options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to the Company’s equity incentive plans which are outstanding as of the date of the Registration Statement, provided that such lock-up restrictions shall apply to any of the undersigned’s Shares issued upon such exercise; or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriters a lock-up agreement in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any securities convertible into or exercisable or exchangeable for the Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriters will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriters hereunder to the Company or any of its officers or directors shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement in the form of this lock-up agreement and for the duration such terms of this agreement remain in effect at the time of the transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period). Nothing in this Agreement shall be construed to prohibit or restrict the Company from filing a registration statement on Form S-8 covering ordinary shares issuable pursuant to an equity incentive plan.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned hereby submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she or it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Terms used herein but not defined shall have the same meaning assigned to them as in the Underwriting Agreement.

[SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Signature)

Address:

[SIGNATURE PAGE OF LOCK-UP AGREEMENT]

Exhibit B

Form of Lock-Up Waiver

Tungray Technologies Inc

[Name and Address of

The Company or Officer or Director

Requesting Waiver]

Dear [Name]:

This letter is being delivered to you in connection with the offering by Tungray Technologies Inc (the “Company”) of [•] Class A ordinary shares of the Company, par value US$0.0001 per share (the “Shares”), and the lock-up agreement dated [date], 2024 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver]/[release] dated [date], with respect to [number] Shares.

The undersigned hereby agrees to [waive]/[release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [date]; provided, however, that such [waiver]/[release] is conditioned on the Company announcing the impending [waiver]/[release] by press release through a major news service at least two business days before effectiveness of such [waiver]/[release]. This letter will serve as notice to the Company of the impending [waiver]/[release].

Except as expressly [waived]/[released] hereby, the Lock-up Agreement shall remain in full force and effect.

61

Yours very truly,

US Tiger Securities, Inc.

By:

Name:

Title:

Exhibit C

Form of Lock-Up Waiver Press Release

Tungray Technologies Inc

[●]

Tungray Technologies Inc (the “Company”) announced today that US Tigers Securities, Inc. the lead book-running manager in the Company’s recent public sale of [•] Class A ordinary shares, are [waiving]/[releasing] a lock-up restriction with respect to [number] Class A ordinary shares held by the [certain officers/directors of the Company] (the “Shares”). The [waiver]/[release] will take effect on [date], and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

TUNGRAY TECHNOLOGIES INC

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[●], 2024

The undersigned, Alex Gong, hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 6(c) of the Underwriting Agreement, dated as of [●], 2024, between Tungray Technologies Inc and US Tiger Securities, Inc., (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

4.	The Company’s financial statements present fairly, in all material respects, the financial condition of the Company and its Subsidiaries and their results of operations for the periods presented in the Registration Statement and the Pricing Disclosure Package.

5.	I have performed the following procedures on the financial and operating information and data identified and circled by VCL Law LLP in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, as the case may be, attached hereto as Annex A:

(A)       Compared the amount or ratio with a corresponding amount or ratio included in a schedule prepared by Company’s accounting personnel and derived from the Company’s accounting records, proved the arithmetic accuracy of such schedule and compared the amounts appearing in such schedule with the accounting records of the Company;

(B)       Compared the operating data and other data to the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated; or

(C)       Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated.

6.	I hereby confirms that, to the best of my knowledge, the circled financial and operating information and data in Annex A have been derived from and verified against the Company’s accounting and other records, and, based on the procedures outlined above in paragraph 4, I have no reason to believe that any of the circled financial and operating information and data in Annex A is not true and accurate (giving effect to rounding where applicable).

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Tungray Technologies Inc

By:

Name:	Alex Gong

Title:	Chief Financial Officer

Exhibit E

TUNGRAY TECHNOLOGIES INC

FORM OF OFFICERS’ CERTIFICATE

[●], 2024

The undersigned, Wanjun Yao, Chief Executive Officer, and Alex Gong, Chief Financial Officer, of Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), pursuant to Section 6(l) of the Underwriting Agreement, dated as of [●], 2024 by and between the Company and US Tiger Securities, Inc. as representative of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”), do hereby certify, each in his capacity as an officer of the Company, and not individually and without personal liability, on behalf of the Company, as follows:

1.	Such officer has carefully examined the Registration Statement, the Pricing Disclosure Package, the Issuer Free Writing Prospectus, and the Final Prospectus, and, in his opinion, the Registration Statement and each amendment thereto, as of the date of the Underwriting Agreement, and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.	Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Issuer Free Writing Prospectus, or the Final Prospectus, there has not been any Material Adverse Changes or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

3.	To the best of his knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.

4.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

5.	There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus are not so included.

6.	No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Pricing Disclosure Package, any Issuer Free Writing Prospectus, and the Final Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of his knowledge, is contemplated by the Commission or any state or regulatory body.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, I have, on behalf of the Company, signed this certificate as of the date first written above.

Name:	Wanjun Yao
Title:	Chief Executive Officer

Name:	Alex Gong
Title:	Chief Financial Officer

Exhibit F

TUNGRAY TECHNOLOGIES INC

CHAIRMAN OF THE BOARD OF DIRECTORS’ CERTIFICATE

[●], 2024

The undersigned, [ ], hereby certifies that he is the duly elected, qualified, and acting Chairman of the Board of Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), and that as such he/she is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 6(m) of the Underwriting Agreement, dated as of [●], 2024, between the Company and US Tiger Securities, Inc. (the “Underwriting Agreement”), the undersigned further certifies in his/her capacity as Secretary of the Company and without personal liability, on behalf of the Company, the items set forth below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1.	Attached hereto as Exhibit 1 are true and complete copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) either at a meeting or meetings properly held or by the unanimous written consent of each member of the Company’s Board and any committee of or designated by the Company’s Board relating to the Company’s initial public offering (the “IPO”): all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board or by any committee of or designated by the Board relating to the IPO.

2.	Attached hereto as Exhibit 2 is a true, correct, and complete copy of the currently effective memorandum and articles of association of the Company, together with any and all amendments thereto. No action has been taken to further amend, modify, or repeal such charter documents, which remain in full force and effect in the attached form as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

3.	Attached hereto as Exhibit 3 is a true and complete copy of a Certificate of Good Standing, dated [●], 2024, by the Registrar of Companies in the Cayman Islands, relating to the Company.

4.	Each person listed below has been duly elected or appointed to the positions indicated opposite its name and is duly authorized to sign the Underwriting Agreement and each of the documents in connection therewith on behalf of the Company, and the signature appearing opposite such person's name below is its genuine signature.

Name	Position	Signature

Wanjun Yao	Chief Executive Officer

Alex Gong	Chief Financial Officer

This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Name:	Wanjun Yao

Title:	Chairman of the Board of Directors

Exhibit G

Form of Representative’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY HIS, HER OR ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF THE OFFERING PURSUANT TO A REGISTRATION STATEMENT ON FORM F-1 (FILE NO.: 333-270434) (THE “REGISTRATION STATEMENT”) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT TO ANYONE OTHER THAN BONA FIDE OFFICERS OR PARTNERS OF US TIGER SECURITIES, INC., EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(E)(1), AND (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 2024. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 2029.

CLASS A ORDINARY SHARES PURCHASE WARRANT

For the Purchase of [●] Class A Ordinary Shares

of

Tungray Technologies Inc

1.       Purchase Warrant. THIS CLASS A ORDINARY SHARES PURCHASE WARRANT (this “Purchase Warrant”) certifies that, pursuant to that certain Underwriting Agreement by and between Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”) and US Tiger Securities, Inc. (“US Tiger”), dated [●], 2024 (the “Underwriting Agreement”), US Tiger Securities, Inc. (in such capacity with its permitted successors or assigns, the “Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●], 2024 (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, [●], 2029 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] Class A Ordinary Shares of the Company, par value US$0.0001 per share (the “Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at US$[●] per Share (120% of the price of the Shares sold in the offering pursuant to the Registration Statement (the “Offering”)); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

2.       Exercise.

2.1       Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company, subject to Section 2.2 below. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2       Cashless Exercise. If at any time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Shares to the Holder, then this Purchase Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in lieu of exercising this Purchase Warrant by payment of cash pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the Exercise Form, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X =	Y(A – B)
A

Where,	X = The number of Shares to be issued to Holder;

Y   =    The number of Shares that would be issuable upon exercise of this Purchase Warrant in accordance with the terms of this Purchase Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

A   =    The fair market value of one Share; and

B   =    The Exercise Price of this Purchase Warrant, as adjusted hereunder.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)	if the Company’s Class A Ordinary Shares are traded on a securities exchange, the value shall be deemed to be the last sale price on such exchange on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of this Purchase Warrant;

(ii)	if the Company’s Class A Ordinary Shares are quoted over-the-counter, the value shall be deemed to be the last sale price on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors (the “Board”).

2.3       Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”):

“(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT DATE OF THE OFFERING PURSUANT TO THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-270434)) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN US TIGER SECURITIES, INC. OR BONA FIDE OFFICERS OR PARTNERS OF US TIGER SECURITIES, INC., OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).”

3.       Transfer.

3.1       General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred and eighty (180) days following the date of commencement of sales of the Offering pursuant to the Registration Statement (the “Commencement Date”): (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than bona fide officers or partners of US Tiger, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). On and after that date that is one hundred and eighty (180) days after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2       Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a Registration Statement relating to the offer and sale of such securities that includes a current prospectus has been filed and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4.       New Purchase Warrants to be Issued.

4.1       Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2       Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Adjustments.

5.1         Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1	Share Dividends; Subdivisions. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a dividend payable in Shares or by a subdivision of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

5.1.2	Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

5.1.3	Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or Section 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or Section 5.1.2, then such adjustment shall be made pursuant to Section 5.1.1, Section 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4	Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

5.2       Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section 5 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3       Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.       Registration Rights. The Company has filed the Registration Statement with the Commission, which has been declared effective, and registers the underlying Shares of the Purchase Warrant(s) granted to the Holder(s) in connection to the Offering, under the terms of the Underwriting Agreement.

6.1       Demand Registration.

6.1.1       Grant of Right. Unless all of the Registrable Securities (defined as below) are included in an effective registration statement with a current prospectus, if in the opinion of counsel Rule 144 is not available as an exemption from registration for the resale of the Registrable Securities (as defined below), the Company, upon written demand (“Demand Notice”) of the Holder(s) of at least 51% of the Representative’s Warrants and/or the underlying securities (“Majority Holder(s)”), agrees to register on one occasion, all or any portion of the remaining Class A Ordinary Shares underlying the Purchase Warrant (collectively, the “Registrable Securities”) as requested by the Majority Holder(s) in the Demand Notice, provided that no such registration will be required unless the Holders request registration of an aggregate of at least 51% of the outstanding Registrable Securities. On such occasion, the Company will file a new registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within thirty (30) days after receipt of the Demand Notice and use commercially reasonable efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time after 180 days from the Commencement Date, but no later than five (5) years from the Commencement Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Underwriter’s Warrants and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice, who shall have ten (10) days from the receipt of such Notice in which to notify the Company of their desire to have their Registrable Securities included in the Registration Statement.

6.1.2       Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities upon the Demand Notice, including the reasonable expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions, if any. The Company agrees to use its commercially reasonable efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to qualify to do business in such State or execute a general consent to service of process, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 6.1.1 to remain effective for a period of twelve (12) consecutive months from the effective date of such registration statement or post-effective amendment or until the Holders have completed the distribution of the Registrable Securities included in the Registration Statement, whichever occurs first.

6.1.3.       Deferred Filing. If (i) in the good faith judgment of the Board, filing a registration statement pursuant to Section 6.1 would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing on two occasions for an aggregate of not more than one hundred and twenty (120) days in any twelve-month period.

6.1.4.       No Cash Settlement Option. The Company is only required to use commercially reasonable efforts to cause a registration statement covering issuance of the Registrable Securities underlying the Representative’s Warrant to be declared effective, and once effective, only to use commercially reasonable efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any of the Underwriter’s Warrants, in whole or in part, for cash in the event it is unable to register the Registrable Securities.

6.2       “Piggy-Back” Registration.

6.2.1       Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus, the Holders of the Representative’s Warrants shall have the right for a period of not more than five (5) years from the Commencement Date in accordance with FINRA Rule 5110 (g)(8)(D), to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any successor or equivalent form); provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of not to exceed one hundred eighty (180) days from the effective date of the offering as the managing underwriter or underwriters may require, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by each Holder of the Registrable Securities in such public offering shall be apportioned pro rata among them, in proportion to the total amount of securities of the Company owned by said Holders seeking to include Registrable Securities.

6.2.2       Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Underwriter’s Warrant is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the “piggy back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall use commercially reasonable efforts to cause any registration statement filed pursuant to the above “piggyback” rights that does not relate to a firm commitment underwritten offering to remain effective for at least nine (9) consecutive months from the effective date of such registration statement or until the Holders have completed the distribution of the Registrable Securities in the registration statement, whichever occurs first.

6.3       Documents to be Delivered by Holder(s). It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Section 6 that each Holder participating in the Offering shall furnish to the Company in a timely manner such information regarding such Holder, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request In furtherance of the foregoing, each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

7.       Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on a national securities exchange (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8.         Certain Notice Requirements.

8.1       Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2       Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3       Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4       Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service, (3) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day, or (4) when the event requiring notice is disclosed in all material respects and filed in a Current Report on Form 6-K prior to the Notice Date: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Attention: Lei Huang

Email: lei.huang@ustigersecurities.com

with a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

Attention: Fang Liu, Esq.

Email: fliu@vcllegal.com

If to the Company:

Tungray Technologies Inc

#02-01, 31 Mandai Estate,

Innovation Place Tower 4,

Singapore 729933

Attention: Wanjun Yao

Email: wanjun.yao@tungray.tech

with a copy (which shall not constitute notice) to:

Robinson & Cole LLP

Chrysler East Building

666 Third Avenue, 20th Floor

New York, NY 10017

Attention: Anna Jinhua Wang, Esq.

Email: awang@rc.com

9.       Miscellaneous.

9.1       Amendments. The Company and US Tiger may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and US Tiger may deem necessary or desirable and that the Company and US Tiger deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3       Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4       Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5       Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Borough of Manhattan in The City of New York (each, a “New York Court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Holder and the Company hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at their respective addresses set forth in Section 8.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Holder in any action, proceeding or claim.

9.6       Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7       Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and US Tiger enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8       Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9       Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Purchase Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

9.10       Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Warrant.

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2023.

TUNGRAY TECHNOLOGIES INC

By:
	Name:	Wanjun Yao
	Title:	Director, Chairman and CEO

EXHIBIT A

EXERCISE FORM

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Class A Ordinary Shares, par value US$0.0001 per share (the “Shares”), of Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”) and hereby makes payment of US$____ (at the rate of US$____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A
Where,

X   =   The number of Shares to be issued to Holder;

Y   =   The number of Shares that would be issuable upon exercise of this Purchase Warrant in accordance with the terms of this Purchase Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

A   =   The fair market value of one Share; and

B   =   The Exercise Price of this Purchase Warrant, as adjusted hereunder

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

ASSIGNMENT FORM

Form to be used to assign Purchase Warrant:

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                                                       does hereby sell, assign and transfer unto the right to purchase Class A ordinary shares of Tungray Technologies Inc, a Cayman Islands exempted company (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ____________, 20__

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Purchase Warrant.